SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

BALTIC TRADING LIMITED

(Exact name of registrant as specified in its charter)

The Republic of the Marshall Islands (Jurisdiction of Incorporation or Organization)	98-0637837 (I.R.S. Employer Identification No.)

299 Park Avenue, 20th Floor New York, New York	10171
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: No. 333-162456

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.01	The New York Stock Exchange
Common Stock Purchase Rights under	The New York Stock Exchange
Shareholder Rights Plan

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1.    Description of Registrant’s Securities to be Registered

This Form 8-A is being filed in connection with the registrant’s listing on the New York Stock Exchange.  The information required by this item is contained under the heading “Description of Capital Stock” in the Registration Statement on Form S-1 to which this Form 8-A relates (File No. 333-162456).  Such information which is contained under the heading “Description of Capital Stock” is incorporated herein by reference.

Item 2.    Exhibits

Exhibit	Description

3.1

Amended and Restated Articles of Incorporation of the Company, which are hereby incorporated by reference to Exhibit 3.1 of the Company’s Amended Registration Statement on Form S-1 (Registration Number 333-162456), filed with the Securities and Exchange Commission on February 25, 2010.

3.2

Amended and Restated By-Laws of the Company, which are hereby incorporated by reference to Exhibit 3.2 of the Company’s Amended Registration Statement on Form S-1 (Registration Number 333-162456), filed with the Securities and Exchange Commission on December 1, 2009.

4.1

Form of Share Certificate of the Company’s Common Stock, which is hereby incorporated by reference to Exhibit 4.1 of the Company’s Amended Registration Statement on Form S-1 (Registration Number 333-162456), filed with the Securities and Exchange Commission on December 17, 2009.

4.2

Form of Registration Rights Agreement, which is hereby incorporated by reference to Exhibit 4.2 of the Company’s Amended Registration Statement on Form S-1 (Registration Number 333-162456), filed with the Securities and Exchange Commission on December 17, 2009.

4.3

Form of Subscription Agreement for Class B Stock, which is hereby incorporated by reference to Exhibit 4.3 of the Company’s Amended Registration Statement on Form S-1 (Registration Number 333-162456), filed with the Securities and Exchange Commission on December 17, 2009.

4.4

Form of Shareholders Rights Agreement, which is hereby incorporated by reference to Exhibit 4.4 of the Amended Registration Statement on Form S-1 (Registration Number 333-162456), filed with the Securities and Exchange Commission on March 3, 2010.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: March 3, 2010	BALTIC TRADING LIMITED

	By:	/s/ John C. Wobensmith
		Name:	John C. Wobensmith
		Title:	President, Chief Financial Officer, Secretary and Treasurer